EXECUTION VERSION

DIGITAL DEBT SERVICE ADDENDUM TO CUSTODIAN AGREEMENT

This Digital Debt Service Addendum (“Addendum”) dated as of May 7, 2026 hereby amends that certain Custody and Investment Accounting Agreement dated as of January 1, 2000, by and between State Street Bank and Trust Company (the “Custodian”), each registered investment company listed on Schedule A thereto (each, a “Fund” and together, the “Funds”), and Pacific Investment Management Company LLC (“PIMCO”) (as amended and in effect from time to time, the “Agreement”).

INTRODUCTION:

WHEREAS, the parties hereto wish to expand the scope of services provided by the Custodian to include certain services in respect of the assets that clear and settle on the Digital Debt Service (as defined below) offered by JP Morgan;

WHEREAS, the Custodian is willing to provide custodial services for such assets on the terms and conditions set out in the Agreement as supplemented by this Addendum;

NOW, THEREFORE, the Custodian, PIMCO and the Funds agree as follows:

1	Interpretation

1.1	All capitalized terms not defined in this Addendum shall have the meanings ascribed to them in the Agreement.

1.2	The following definitions are added to the Agreement:

“Digital Debt Service” has the meaning set out in the Digital Debt Service Terms.

“Digital Debt Service Terms” means those certain Digital Debt Service Terms for the Kinexys Digital Assets Platform issued from time to time by J.P. Morgan Securities LLC in its capacity as Digital Debt Service Provider thereunder, as modified, supplemented or replaced from time to time.

1.3	Section 3.C of the Agreement is amended as follows:

(a)

The final sentence of Section 3.C is hereby amended and restated as follows: “State Street shall be liable to the Funds for any loss or damage resulting from the use of a Depository arising by reason of any negligence, wilful misconduct or bad faith on the part of State Street or any of its officers, employees or agents; provided that the foregoing is without prejudice to any liability State Street may have under Section 5.”

(b)

A new paragraph is hereby added at the end of Section 3.C that reads in its entirety as follows “In respect of Eligible Securities (as defined in the Digital Debt Service Terms) that clear and settle on the Digital Debt Service (each, a “Digital Debt Security”), the Depositary and Digital Debt Service Securities Intermediary (each as defined under the Digital Debt Service Terms) are each considered a Depository for purposes of this Agreement.”

2	Application of the UCC to Securities Cleared and Settled Through the Digital Debt Service

2.1

For the avoidance of doubt, PIMCO, the Funds and the Custodian agree that each interest in a Digital Debt Security (credited to the securities account of a Fund on the books and records of the Custodian shall constitute a “financial asset,” under Article 8 of the UCC and the Custodian will treat the applicable Fund as the ”entitlement holder” having “security entitlements” within the meaning of Article 8 of the UCC with respect to such interest.

3	Instructions

3.1

The Custodian, PIMCO and each Fund hereby agree that receipt by Custodian of a Matched Settlement Instruction (as defined in the Digital Debt Service Terms) from the Digital Debt Service with respect to a transaction involving a Fund shall be deemed to be an Instruction delivered by a designated representative of PIMCO, and further that such Instruction shall be deemed to instruct the Custodian to submit a BSA Transfer Instruction (as defined in the Digital Debt Service Terms) to the Digital Debt Service with respect to such transaction.

4	Crediting Cash and Securities Received by Custodian to Custodial Accounts

4.1

For the avoidance of doubt, any investment securities, interest in loans and other non-cash investment property, and monies at any time owned by any of the Portfolios (including any income or other payments received from any Eligible Securities owned by any Portfolio) and credited to the Custodian’s Blockchain Securities Account (as defined in the Digital Debt Service Terms) or the Custodian’s Blockchain Deposit Account (as defined in the Digital Debt Service Terms) shall be deemed to have been delivered to the Custodian in its capacity as custodian and shall be considered “Assets” for all purposes under the Agreement, including, without limitation, Sections 3.D and 3.L.1”

5	Miscellaneous

5.1	This Addendum will be construed according to and governed by the law governing the Agreement.

5.2

This Addendum is supplemental to and shall be interpreted as amending and forming a part of the Agreement and, together with the Agreement, constitutes the complete and exclusive agreement of the parties with regard to the subject matter hereof and thereof, and supersedes all prior oral or written agreements, arrangements or understandings between the parties with respect thereto. Except as expressly modified hereby, the Agreement shall remain unmodified and in full force and effect.

5.3	In the event that any provision of this Addendum may be inconsistent or conflict with any provision in the Agreement, the provisions of this Addendum shall prevail.

5.4

This Addendum may be executed in any number of counterparts, each of which shall when executed and delivered be an original, but all counterparts taken together shall constitute one and the same agreement. Counterparts may be executed in either original or electronically transmitted form (e.g., faxes or emailed portable document format (PDF) form), and the parties adopt as original any signatures received in electronically transmitted form. This Addendum may be executed by electronic signature (whatever form the electronic signature takes) and the parties agree that this method of signature is as conclusive of the intention to be bound by this Addendum as if signed by the parties’ manuscript signatures.

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IN WITNESS WHEREOF, the parties hereto have executed this Addendum effective as of the date first written above.

STATE STREET BANK AND TRUST COMPANY

BY:

Name:	[ Rachel Mulhern ]

Title:	[ Managing Director ]

PACIFIC INVESTMENT MANAGEMENT COMPANY LLC

BY:

Name:	Peter Strelow
Title: Managing Director, Co-Chief Operating Officer

PIMCO FUNDS
PIMCO EQUITY SERIES

(each on behalf of their series listed on Schedule A to the Agreement, severally and not jointly)

BY:

Name: Joshua Ratner

Title: President

PIMCO FLEXIBLE CREDIT INCOME FUND

BY:

Name: Joshua Ratner

Title: President

PIMCO FLEXIBLE MUNICIPAL INCOME FUND

BY:

Name: Joshua Ratner

Title: President

PIMCO DYNAMIC INCOME STRATEGY FUND

BY:

Name: Joshua Ratner

Title: President

PIMCO DYNAMIC INCOME OPPORTUNITIES FUND

BY:

Name: Joshua Ratner

Title: President

PIMCO FLEXIBLE EMERGING MARKETS INCOME FUND

BY:

Name: Joshua Ratner

Title: President

PIMCO ACCESS INCOME FUND

BY:

Name: Joshua Ratner

Title: President

PIMCO CALIFORNIA FLEXIBLE MUNICIPAL INCOME FUND

BY:

Name: Joshua Ratner

Title: President

PIMCO FLEXIBLE REAL ESTATE INCOME FUND

BY:

Name: Joshua Ratner

Title: President

PIMCO MUNICIPAL CREDIT INCOME FUND

BY:

Name: Joshua Ratner

Title: President